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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                   FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                         Wells Real Estate Fund XIII, L.P.
--------------------------------------------------------------------------------
                  (Exact name of registrant as specified in its charter)


                Georgia                               58-2438244
------------------------------------------        --------------------
(State of incorporation or organization)            (IRS Employer
                                                  Identification No.)

6200 The Corners Parkway,  Suite 250
          Norcross, Georgia                               30092
------------------------------------------        --------------------
(Address of principal executive offices)                (Zip Code)


    If this form relates to the                If this form relates to the
    registration of a class of securities      registration of a class of
    pursuant to Section 12(b) of the           securities pursuant to Section
    Exchange Act and is effective pursuant     12(g) of the Exchange Act and is
    to General Instruction A.(c), please       effective pursuant to General
    check the following box.                   Instruction A.(d), please check
                                               the following box.  [_]

Securities Act registration statement file number
to which this form relates:                            333-48984
                                                      ------------
                                                    (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class                  Name of Each Exchange on Which
            to be so Registered                  Each Class it to be Registered
            -------------------                  ------------------------------

       ______________________________             ______________________________
       ______________________________             ______________________________


Securities to be registered pursuant to Section 12(g) of the Act:

                      Units of Limited Partnership Interest
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                                (Title of Class)

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Item 1.   Description of Registrant's Securities to be Registered.
-------   -------------------------------------------------------

     For a description of the securities being registered under Section 12(g) of the Securities Exchange Act of 1934, see the "Description of the Units" section on pages 69 through 71, the "Distributions and Allocations" section on pages 72 through 77, the "Summary of Partnership Agreement" section on pages 78 through 86, and the "Reports to Investors" section on pages 111 through 113 of the Prospectus of Wells Real Estate Fund XIII, L.P. dated March 29, 2001, contained in Post-Effective Amendment No. 1 to Form S-11 Registration Statement of Wells Real Estate Fund XIII, L.P. filed with the Commission on July 23, 2001 (File No. 333-48984), which are incorporated herein by reference.

Item 2.   Exhibits.
-------   --------

     Below are the exhibits filed as a part of this Registration Statement:

     1.   (a) Agreement of Limited Partnership of Wells Real Estate Fund
XIII, L.P., which was included as Exhibit A to the Prospectus dated March 29, 2001, contained in Post-Effective Amendment No. 1 to Form S-11 Registration Statement of Wells Real Estate Fund XIII, L.P. filed with the Commission on July 23, 2001 (File No. 333-48984), which is incorporated herein by reference pursuant to Rule 12b-32 under the Securities Exchange Act of 1934;

          (b) Subscription Agreement of Wells Real Estate Fund XIII, L.P., which was included as Exhibit B to the Prospectus dated March 29, 2001, contained in Post-Effective Amendment No. 1 to Form S-11 Registration Statement of Wells Real Estate Fund XIII, L.P. filed with the Commission on July 23, 2001 (File No. 333-48984), which is incorporated herein by reference pursuant to Rule 12b-32 under the Securities Exchange Act of 1934; and

     2. Pages 69 through 71, pages 72 through 77, pages 78 through 86, and pages 111 through 113 of the Prospectus dated March 29, 2001, contained in Post-Effective Amendment No. 1 to Form S-11 Registration Statement of Wells Real Estate Fund XIII, L.P. filed with the Commission on July 23, 2001 (File No. 333-48984) (filed herewith pursuant to Rule 12b-23(a)(3) under the Securities Exchange Act of 1934).

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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  February 19, 2002               WELLS REAL ESTATE FUND XIII, L.P.
                                       (Registrant)

                                       By:   WELLS CAPITAL, INC.
                                             General Partner

                                             By:   /s/ Leo F. Wells, III
                                                -----------------------------
                                                   Leo F. Wells, III
                                                   President


                                       By:   /s/ LEO F. WELLS, III
                                             -----------------------------------
                                             LEO F. WELLS, III
                                             General Partner

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration Statement has been signed below by the following person on behalf of the Registrant and in the capacities and on the date indicated.

            Signature            Title                             Date
            ---------            -----                             ----

/s/ Leo F. Wells, III       Individual General Partner and    February 19, 2002
------------------------    President (Chief Executive
Leo F. Wells, III           Officer), Treasurer (Chief
                            Financial Officer) and Sole
                            Director of Wells Capital, Inc.

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                                  EXHIBIT INDEX

         The following documents are filed as exhibits to this report. Those exhibits previously filed and incorporated herein by reference are identified below by an asterisk. For each exhibit identified by an asterisk, there is shown below a description of the previous filing.

Exhibit Number
--------------

1(a)* Agreement of Limited Partnership of Wells Real Estate Fund XIII, L.P. (Exhibit A to the Prospectus dated March 29, 2001, contained in Post-Effective Amendment No. 1 to Form S-11 Registration Statement of Wells Real Estate Fund XIII, L.P. filed with the Commission on July 23, 2001, File No. 333-48984)

1(b)* Subscription Agreement of Wells Real Estate Fund XIII, L.P. (Exhibit B to the Prospectus dated March 29, 2001, contained in Post-Effective Amendment No. 1 to Form S-11 Registration Statement of Wells Real Estate Fund XIII, L.P. filed with the Commission on July 23, 2001, File No. 333-48984)

2 Pages 69 through 71, pages 72 through 77, pages 78 through 86 and pages 111 through 113 of the Prospectus dated March 29, 2001, contained in Post-Effective Amendment No. 1 to Form S-11 Registration Statement of Wells Real Estate Fund XIII, L.P. filed with the Commission on July 23, 2001 (File No. 333-48984)

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